Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

Scorpio Gold Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares		457(o)		$	$			$
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Units		457(o)
Fees to be Paid	Other	Subscription Receipts		457(o)
Fees to be Paid	Debt	Common Shares Represented by Depositary Shares		457(o)
Fees to be Paid	Debt	Debt Securities		457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$		$70,330,000.00	0.0001381		$9,712.57

Total Offering Amounts:								$70,330,000.00			9,712.57
Total Fees Previously Paid:											0.00
Total Fee Offsets:											9,712.57
Net Fee Due:											$0.00

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Offering Note(s)

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, units, subscription receipts, and debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$70,330,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7033, which was the daily exchange rate as reported by the Bank of Canada on July 6, 2026, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Scorpio Gold Corp.	(1)	F-10	333-297281	07/06/2026		$9,712.57	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$70,370,000.00	$
Fee Offset Sources	Scorpio Gold Corp.		F-10	333-297281		07/06/2026							9,718.10

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant previously filed a registration statement on Form F-10 (File No. 333-297281), initially filed on July 6, 2026 (the “Prior Registration Statement”), which registered an indeterminate number of securities to be sold by the Registrant and had an aggregate initial offering price not to exceed US$70,370,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7037, which was the daily exchange rate as reported by the Bank of Canada on June 30, 2026, a date within 5 business days of filing the Prior Registration Statement). The Registrant previously paid $9,718.10 in registration fees with respect to the Prior Registration Statement. The Prior Registration Statement was not used, resulting in $70,370,000 as the unsold aggregate offering amount.

As the total filing fee required for this Registration Statement is $9,712.57, taking into consideration the total available offset of $9,718.10, the amount paid herewith is $0. A total of $5.53 relating to the registration fees originally paid for the Prior Registration Statement is available to offset against future registration fees.

The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.